Exhibit 99.1

Date: 18 May 2006

Release Number: 2006 - 17

Intelsat Announces Appointments to Senior Finance Team

Pembroke, Bermuda, May 18, 2006 – Intelsat today announced senior management appointments to Intelsat’s finance organization made by Jeff Freimark, Intelsat’s Chief Financial Officer and Executive Vice President Finance and Information Technology.

Ms. Anita Beier, formerly of US Airways, will serve in the role of Senior Vice President and Controller, reporting to Mr. Freimark. At US Airways, Anita held the position of Senior Vice President and Controller, where she was responsible for all accounting functions. Prior to US Airways, Anita held various management level positions at CSX Corporation and American Commercial Lines. Her responsibilities and areas of oversight at Intelsat will include revenue control, accounting operations, financial reporting, financial information systems and payroll.

Mr. Tim Carnahan, formerly with Shop Rite Supermarkets, Inc. has been appointed to the position of Vice President, Financial Operations. Tim will play an integral role in tightening processes and procedures with an eye toward improving efficiencies and effectuating integration requirements. Tim will oversee procurement, financial processes and financial integration. Prior to his work at Shop Rite, Tim served in a number of management positions at Grand Union Company and Office Depot.

Starting today, they join the rest of the previously announced finance team, including Linda Kokal, Vice President and Treasurer, Dianne VanBeber, Vice President Investor Relations and Corporate Communications, Tim Kraus, Vice President, Corporate Tax, and Adam Levy, Vice President, Information Systems.

“We’re very excited to have both Anita and Tim on board,” said Jeff Freimark, CFO of Intelsat. “The wealth of experience they bring to the table will play a significant role in strengthening Intelsat’s financial controls and processes and we look forward to having them on the team.”

Noah Asher, Intelsat’s Senior Vice President of Finance, will retain his position through the end of the year, during which he will continue to oversee the budgets and financial planning functions in order to assist with the PanAmSat acquisition financing and to ensure a smooth transition.

About Intelsat

Intelsat is a global communications provider offering flexible and secure services to customers in over 200 countries and territories. Intelsat has maintained a leadership position for over 40 years by distributing video, voice, and data for television and content providers, government and military entities, major corporations, telecommunications carriers, and Internet service providers. Intelsat’s reach, power and expanding solutions portfolio deliver information reliably and quickly to every corner of the globe. For more information, visit www.intelsat.com.

Intelsat Contact:

Dianne VanBeber

dianne.vanbeber@intelsat.com

+1 202 944 7406

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2005 and Intelsat’s registration statement on Form S-4 on file with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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